Exhibit 24.2

POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that I, James D. Purvis, Vice President, Treasurer, and Chief Financial Officer of Merrill Lynch Life Insurance Company, an Arkansas corporation, appoint Darin D. Smith and Frank A. Camp, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute any Annual Report on Form 10-K of Merrill Lynch Life Insurance Company pursuant to the provisions of the Securities Exchange Act of 1934 and, further, to execute any and all amendments to such Annual Report, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder without the others.
      IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of March, 2010.

/s/ James D. Purvis
James D. Purvis Vice President, Treasurer, and Chief Financial Officer